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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of Earliest Event Reported): March 30, 1999
                                                           --------------


                         PROVIDENT AMERICAN CORPORATION
                         ------------------------------
             (Exact name of registrant as specified in its charter)




        Pennsylvania                     0-13591                 23-2214195
        ------------                     -------                 ----------
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
         of incorporation)                                   Identification No.)





                2500 DeKalb Pike, Norristown, Pennsylvania 19401
                ------------------------------------------------
                (Address of principal executive offices/Zip Code)

Former name, former address, and former fiscal year, if changed since last report: N/A

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Item 5. Other Events

The following information is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the Consolidated Financial Statements of the Provident American Corporation ("Provident") and its subsidiaries, and the notes thereto, appearing in Provident's reports filed with the Securities and Exchange Commission ("SEC"). Except for the historical information contained herein, this Current Report on Form 8-K, contains certain forward-looking statements regarding Provident's business and prospects that are based upon numerous assumptions about future conditions which may ultimately prove to be inaccurate and actual events and results may materially differ from anticipated results described in such statements. Such forward-looking statements involve risks and uncertainties, such as historical and anticipated losses; uncertainty of future results, new business challenges, risks associated with brand development, competition, funding; need for additional capital, management of potential growth; new management team, dependence on key personnel, dependence on the Internet, dependence on strategic alliances with Internet providers, liability for information retrieved from the Internet, uncertain acceptance of the Internet as a medium for health insurance sales, risk capacity constrains; reliance on internally developed systems; system development risks, dependence on third party systems, rapid technological change, risk of system failure, A.M. Best's insurance ratings, dependence on key suppliers of insurance products, dependence upon third party claims administration services, changes in the insurance industry, insurance industry factors, health care reform legislation, government regulation and legal uncertainties, potential conflicts of interest, risk associated with the Year 2000 and absence of dividends. Any one or a combination of these factors could have a material adverse effect on Provident's business, financial condition and results of operations. These forward-looking statements represent Provident's judgment as of the date of this report. Provident disclaims, however, any intent or obligation to update these forward-looking statements.

         On March 30, 1999, HealthAxis.com, Inc. ("HealthAxis" or the "Company"), the Internet subsidiary of Provident, completed the private placement of $8.8 million of Series C Preferred Stock to a group of accredited investors. The terms of the Series C Preferred Stock are as follows:

Series C Convertible Preferred Stock

         Dividends. Holders of the Series C Preferred Stock will be entitled to dividends accruing from the date of issue, if such dividends are declared by the Board of Directors out of funds legally available therefor. If any accrued dividends on the Series C Preferred Stock have not been paid or set apart for payment, no dividends or other distributions may be declared and paid or set apart for payment upon any common stock, no par value per share of the Company (the "Common Stock"), or any series of preferred stock of the Company (the "Preferred Stock") with a dividend preference junior to the Series C Preferred Stock (the "Series C Junior Stock"). In the event the Company proposes to pay

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any dividend upon the shares of Common Stock or any class of Series C Junior
Stock, dividends shall have been declared on the shares of Series C Preferred Stock and a sum paid to the holders thereof or a sum sufficient for the payment thereof shall have been set apart for such payment, which sum equals a dividend per share of Series C Preferred Stock which is not less than the proposed dividend per share to be paid on the Common Stock or such other Series C Junior Stock, as the case may be (determined, in the case of the Series C Preferred Stock, on an as converted basis). The Company does not anticipate paying any dividends on its Series C Preferred Stock in the foreseeable future.

         Liquidation. In the event of any distribution, liquidation or winding up of the affairs of the Company, whether voluntary or otherwise, after payment or provisions for payment of the debts and other liabilities of the Company and payment of all amounts owed to the holders of the Series B Preferred Stock, the holders of the Series C Preferred Stock shall be entitled to receive, out of the assets of the Company legally available for distribution to its shareholders, an amount in cash equal to $5.77 ("Series C Offering Price") per share for each share of Series C Preferred Stock, plus an amount equal to all dividends accrued and unpaid, if any, on each such share up to the date fixed for distribution, before any distribution may be made to the holders of the Company's Common Stock, the Series A Preferred Stock or Series C Junior Stock.

         If after payment or provision for payment of the debts and other liabilities of the Company, the full amount due to holders of the Series B Preferred Stock and distribution to the holders of the Series C and the Series A Preferred Stock the full amount of their preference, holders of the Series C Preferred Stock shall be entitled to share on a pro rata basis the remaining assets of the Company available for distribution to shareholders with holders of the Common Stock and the Series A and Series B Preferred Stock. The relative value of a share of Series A, Series B and Series C Preferred Stock for this purpose shall be determined on an as converted basis.

         The consolidation or merger of the Company with any corporation (other than a transaction where holders of the Company's voting capital stock hold a majority of voting capital of the resulting entity), the sale of all or substantially all of the Company's assets, the acquisition by any person or entity of a majority of the voting capital stock of the Company, will be deemed a liquidation or winding up of the Company.

         Redemption. The Series C Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions.

         Optional Conversion. Each share of Series C Preferred Stock is convertible at any time at the option of the holder into a number of shares of fully-paid and non-assessable shares of Common Stock equal to the quotient obtained by dividing: (i) the Series C Offering Price per share by; (ii) the Series C Conversion Price (as defined below). Each share of Series C Preferred Stock shall be converted immediately upon the consummation of an underwritten initial public offering of Common Stock at a net offering price per share that represents a pre-offering market capitalization of not less than $200.0 million and aggregate proceeds (net of underwriting commissions and discounts) to the Company of not less than $25.0 million (a "Series C Qualified Financing").

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         The Series C Conversion Price on the Series C Preferred Stock shall be
$5.77 per share subject to adjustment from time to time in the event of: (i) the issuance of Common Stock as a dividend or distribution on the Common Stock; (ii) the combination, subdivision or reclassification of the Common Stock; (iii) the distribution to all holders of Common Stock of evidences of the Company's indebtedness or assets (including securities, but excluding cash dividends or distributions paid out of earned surplus); or (iv) the sale of Common Stock at a price per share, or the issuance of options, warrants or convertible securities with an exercise or conversion price per share, less than the then Series C Conversion Price, except for Excluded Shares. No fractional shares will be issued upon conversion, but any fractions will be adjusted in cash on the basis of the then current market price of the Common Stock. Payment of accumulated and unpaid dividends will be made upon conversion to the extent of legally available funds as prescribed by statute.

         Excluded Stock means: (i) up to 3,500,000 shares of Common Stock issued to employees, directors and officers of and consultants to the Company pursuant to agreements approved by the Board of Directors; provided that, any shares of Common Stock, options or warrants issued after the date of filing of the Certificate of Designation for the Series C Preferred Stock must be issued at a price of not less than $4.00; (ii) shares of Common Stock issued upon conversion of any series of Preferred Stock; (iii) shares of Common Stock issued by the Company as a stock dividend or upon any subdivision, split-up or combination of shares of Common Stock; (iv) shares of Common Stock issued as a stock dividend or stock split or upon any subdivision, split-up or combination of shares of Common Stock; or (v) shares of Common Stock issued pursuant to the market price protection provisions of the Stock Purchase Agreement related to the Series C Preferred Stock.

         Mandatory Conversion. All of the outstanding shares of Series A Preferred Stock will be converted into a number of shares of Common stock at the Conversion Price upon the earlier of: (i) the consummation of a underwritten public offering of the Common Stock of the Company at a net offering price per share that represents a pre-offering market capitalization of not less than $200.0 million and aggregate proceeds (net of underwriting commissions and discounts) to the Company of not less than $25.0 million or (ii) a Qualified Merger. The term "Qualified Merger" shall mean an upstream merger of HealthAxis with Provident or the merger of HealthAxis with a wholly-owned subsidiary of Provident pursuant to which HealthAxis shall be the only operating subsidiary of Provident and Provident's only operations shall be within HealthAxis upon the following conditions:

                  (i) the merger is approved, in addition to such vote as may otherwise be required by applicable law, by a majority vote of holders of the Series B Preferred Stock and Series C Preferred Stock of HealthAxis;

                  (ii) HealthAxis receives a fairness opinion from an investment banking firm approved by a majority of the holders of the outstanding shares of the Series B Preferred Stock and Series C Preferred Stock, which approval shall

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not be unreasonably withheld, indicating that the merger is fair to the stockholders of HealthAxis, other than Provident and its subsidiaries, from a financial point of view;

                  (iii) the securities to be issued to holders of the Preferred Stock upon the completion of the merger shall be registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended ("Securities Act"), freely tradeable and listed on a national securities exchange or quoted on the NASDAQ Stock Market; and

                  (iv) the resulting entity has a market capitalization of at least $200,000,000.

         Voting Rights. In addition to the voting rights offered by the applicable law, holders of the Series C Preferred Stock are entitled to vote on all matters as to which holders of Common Stock are entitled to vote. The holders of each share of Series C Preferred Stock entitles the holder to the number of votes equal to the nearest whole number of shares of Common Stock into which the holder's Series C Preferred Stock is convertible under the holder's optional conversion rights. Except as set forth below, the holders of Series C Preferred Stock shall vote together with the holders of Common Stock and the Series A and Series B Preferred Stock as one class.

         The affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of the Series C Preferred Stock, voting as a single class, shall be necessary for the Company to: (a) amend, repeal or modify any provisions of, or add any provision to, the Company's Amended and Restated Articles of Incorporation if such action would alter or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series C Preferred Stock so as to affect the Series C Preferred Stock adversely; (b) authorize, create or issue any additional shares of any class or series of Preferred Stock senior to or on parity with the Series C Preferred Stock, or authorize, create or issue shares of any class or series of stock or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares of stock senior to the Series C Preferred Stock or Parity Stock; (c) reclassify the shares of Common Stock or any other shares of any class or series of Preferred Stock into shares of Preferred Stock senior to or on parity with the Series C Preferred Stock; (d) increase the number of shares of Series C Preferred Stock;
(e) consummate any corporate transaction; (f) directly or indirectly pay or declare any dividend or make any distribution upon, or redeem, retire or repurchase or otherwise acquire, any shares of capital stock or other securities of the Company other than the Series B Preferred Stock (other than the repurchase of Common Stock from employees upon termination or employment); or
(g) consummate any transaction whereby the Company shall obtain control, directly or indirectly, of an insurance corporation.

         The Stock Purchase Agreement related to the Series C Preferred Stock provides that as long as holders of the Series C Preferred Stock hold or have the right to acquire upon conversion at least 10% of the outstanding equity securities of the Company, a majority of such Series C holders shall be entitled to nominate for election and the Company will use its best efforts to support for election to the board of directors a nominee for director selected by the

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holders of the Series C Preferred Stock. If the board of directors of the
Company is increased to between eight and 14 members, the right of holders of the Series C Preferred Stock to nominate one director shall be increased to the right to elect two directors and if the board is increased to 15 or more members holders of the Series C Preferred Stock shall have the right to nominate three directors, subject to the limitations set forth in the Stock Purchase Agreement. In addition, Provident agreed to vote and to cause its subsidiaries to vote all shares of HealthAxis owned by them in favor of the Series C nominees.

         Registration Rights. When the Company proposes to register any shares of Common Stock from authorized but unissued common shares or treasury shares under the Securities Act (other than on a Form S-4 or a Form S-8), the Company is required to give notice to the holders of Series C Preferred Stock and the holders of Common Stock acquired upon the conversion of Series C Preferred Stock of the proposed registration and the right to include their shares of Common Stock received upon the conversion of the Series C Preferred Stock ("Series C Conversion Shares") in such registration (a "Piggyback Registration"), subject to certain conditions including the right of the underwriter of such offering to limit the number of Series C Conversion Shares sold by the holders if the underwriter advised the Company and such holders in writing that the number of Series C Conversion Shares required to be included by such holders would interfere with the successful marketing of the shares offered. Such Piggyback Registration rights are subject to the priority rights granted to HealthPlan Services, Inc. ("HPS"), holders of the Series B Preferred Stock and certain warrant holders. Subject to rights granted to HPS, holders of the Series B Preferred Stock and certain warrant holders, the holders of at least 25% of the then outstanding shares of Series C Preferred Stock may also require the Company to file up to two registration statements ("demand registrations") under the Securities Act with respect to the Common Stock acquired upon the conversion of the Series C Preferred Stock held by such holders desiring to participate, subject to certain conditions. Such demand may not be made earlier than: (i) 12 months from the closing of the offering of the Series C Preferred Stock or (ii) six months after the Company's initial public offering. The Company is required to pay all registration expenses (as defined in the Registration Rights Agreement to be executed in connection with this transaction), other than any underwriting discounts and commissions for any underwriter or broker-dealer acting on behalf of the holders of the Series C Conversion Shares.

         Other. The holders of Series C Preferred Stock are not entitled to any preemptive rights. Shares of Series C Preferred Stock offered hereby and the shares of the Common Stock issuable upon conversion will, when issued, be validly issued, fully paid and non-assessable shares of the Company.

         In connection with the sale of the Series C Preferred Stock, HealthAxis amended the terms. The rights and preferences of Series A and B Preferred Stock were revised as follows:

Series A Convertible Preferred Stock

         Dividends. Prior to March 30, 1999, holders of the Series A Preferred Stock are entitled to cumulative dividends accruing from the date of issuance, as and if declared by the Board of Directors out of funds legally available

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therefor, at the annual rate of $0.13 per share (subject to equitable adjustment to reflect stock splits, stock dividends, stock contributions, recapitalization and similar occurrences). Dividends on the Series A Preferred Stock shall be computed on the basis of the actual number of days lapsed for any period less than a full year. If all accrued dividends on the Series A Preferred Stock have not been paid or set apart for payment: (i) no dividends or other distributions may be declared and paid or set apart for payment on the Common Stock, and (ii) the Company shall not repurchase, redeem or otherwise acquire any shares of its Common Stock, other than the repurchase by the Company of Common Stock from any Company employee upon the cessation of such employee's employment with the Company.

         After March 30, 1999, holders of the Series A Preferred Stock are entitled to receive such dividends as declared by the Board of Directors of HealthAxis in its discretion, out of funds legally available for that purpose. Dividends on each share of Series A Preferred Stock, if and when declared, shall accrue from the applicable date of declaration so that if at any time accrued dividends upon the Series A Preferred Stock shall not have been paid, the amount and deficiency in such dividends shall be fully paid (but without interest) with respect to dividends which have been declared on the shares of the Series A Preferred Stock or any share of Preferred Stock of HealthAxis which is junior to the Series A Preferred Stock with respect to the payment of dividends or distribution of assets of HealthAxis or both (the "Series A Junior Stock") and a sum sufficient for the payment thereof shall have been set apart for such payment, before any dividend shall be declared or paid or any other distribution ordered or made upon shares of Common Stock or any Series A Junior Stock and before any sum or sums shall be set aside for or applied to the purchase or redemption of any shares of Common Stock or the Series A Junior Stock, other than the repurchase by HealthAxis of shares of Common Stock from any employee thereof upon cessation of their employment, which shall under all circumstances be permitted notwithstanding the foregoing.

         Liquidation. In the event of any dissolution, liquidation or winding up of the affairs of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Company and payment of all amounts owed to the Series B and Series C Preferred Stock or any other class of securities of the Company having a dividend payment or other distribution preference senior to the Series A Preferred Stock (the "Series A Senior Stock"), the holders of the Series A Preferred Stock shall be entitled to receive, out of the assets of the Company legally available for distribution to its shareholders, the amount of $4.40 in cash for each share of Series A Preferred Stock, plus an amount equal to all dividends accrued and unpaid on each such share up to the date fixed for distribution, before any distribution may be made to the holders of the Company's Common Stock. If, after payment or provision for payment of the debts and other liabilities of the Company including amounts payable to holders of the Series B and Series C Preferred Stock and any other Series A Senior Stock, the remaining net assets of the Company are not sufficient to pay the holders of the Series A Preferred Stock the full amounts of their preferences, the holders of Series A Preferred Stock would share ratably in any distribution of assets. If after payment or provision for payment of the debts and other liabilities of the Company, the full amount due to holders of any Series A Senior Stock, including the Series B Preferred Stock and Series C Preferred Stock, and the distribution to the holders of the Series A Preferred Stock the full amount of their preference, holders of the Series A Preferred Stock shall be entitled to share on a pro rata basis the

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remaining assets of the Company available for distribution to shareholders with holders of the Common Stock and the Series B and Series C Preferred Stock. The relative value of a share of Series A, Series B and Series C Preferred Stock for this purpose shall be determined on an as converted basis.

         The consolidation or merger of the Company with any corporation (other than a transaction where holders of the Company's voting capital stock hold a majority of voting capital of the resulting entity), the sale of all or substantially all of the Company's assets, the acquisition by any person or entity of a majority of the voting capital stock of the Company, will be deemed a liquidation or winding up of the Company.

         Mandatory Redemption. The shares of Series A Preferred Stock are redeemable by the Company at any time after September 15, 1999 (the "Mandatory Redemption Period"). During the Mandatory Redemption Period, the Company may redeem any or all of the outstanding Series A Preferred Stock at a redemption price equal to the original issuance price of approximately $4.40 per share (subject to adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and similar occurrences) plus an amount that would yield a total annualized return of 10%, calculated daily and compounded annually, from the date of purchase through the mandatory redemption date. Notice of the exercise of the mandatory redemption rights must be given by the Company to holders of the Series A Preferred Stock pursuant to the notice of mandatory redemption provisions contained in the Certificate of Designation related to the Series A Preferred Stock.

         During the Mandatory Redemption Period, holders of the Series A Preferred Stock have the right at any time to convert all or a part of their shares of Series A Preferred Stock into shares of Common Stock.

         Optional Conversion. At any time prior to redemption, shares of Series A Preferred Stock are convertible, at the option of the holders thereof, into shares of Common Stock equal to the quotient obtained by dividing: (i) the original issuance price (approximately $4.40 per share) by (ii) the Conversion Price (as defined below). With respect to shares of Series A Preferred Stock called for redemption, the right to convert shall cease at the close of business on the redemption date.

         The Conversion Price per share shall be the original issuance price subject to adjustment from time to time in the event: (i) the Company issues, from the date of the original issuance through the date of a second qualified financing (as defined below) any shares of Common Stock, other than Excluded Shares (as defined below), without consideration or for consideration per share less than the Conversion Price in effect immediately prior to such issuance;
(ii) after the date of original issuance, the Company issues options or rights to purchase Common Stock or securities or exchangeable into shares of Common Stock; (iii) there is a stock dividend, stock split combination, capital recapitalization (other than a change in par value) or consolidation or merger (other than consolidation or merger when the Company is the continuing corporation and does not result in a change in the Common Stock). A second qualified financing is an equity offering yielding aggregate gross proceeds to

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the Company of not less than $3.5 million at a price per share of at least
$3.74.

         Excluded Shares include: (i) 3,500,000 shares of Common Stock issued pursuant to the Company's Stock Option Plan provided that any shares of Common Stock, options or warrants issued after the date of filing of the Amended and Restated Certificate of Designation related to the Series A Preferred Stock are issued at a price of not less than $4.00; (ii) Common Stock issued upon the conversion of the Series A Preferred Stock or Series B Preferred Stock; (iii) Common Stock issued as part of a stock dividend, split-up or combination of Common Stock; and (iv) Common Stock issued in a qualified financing provided the issuance price of the Common Stock is not less than 85% of the original issuance price of the Series A Preferred Stock.

         To the extent the Company makes a dividend payment or other distribution payable in Common Stock, the Company shall make a provision so that each holder of Series A Preferred Stock shall receive upon conversion of such securities the number of shares of Common Stock which would have been received had the Series A Preferred Stock been converted to Common Stock on such date.

         Holders of the Series A Preferred Stock intending to exercise these conversion rights are required to give notice to the Company in accordance with notice requirements set forth in the Certificate of Designation. No fractional shares of Common Stock shall be issued upon conversion. Fractional interests will be paid in cash based upon the current price of a share of Common Stock pursuant to the procedure set forth in the Certificate of Designation.

         Mandatory Conversion. All of the outstanding shares of Series A Preferred Stock will be converted into a number of shares of Common stock at the Conversion Price upon the earlier of: (i) the consummation of a underwritten public offering of the Common Stock of the Company at a net offering price per share that represents a pre-offering market capitalization of not less than $150.0 million and aggregate proceeds (net of underwriting commissions and discounts) to the Company of not less than $25.0 million or (ii) a Qualified Merger. See "Series C Preferred Stock -- Mandatory Conversion" for the definition of a Qualified Merger.

         Voting Rights. In addition to the voting rights afforded by applicable law, the holders of the Series A Preferred Stock are entitled to vote on all matters as to which holders of Common Stock are entitled to vote. The holders of each share of Series A Preferred Stock are entitled to the number of votes equal to the nearest whole number of shares of Common Stock into which the Series A Preferred Stock is convertible. Except as set forth below, the holders of the Series A Preferred Stock shall vote together with holders of the Common Stock and the Series B and the Series C Preferred Stock as one class.

         The affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of the Series A Preferred Stock, voting as a single class, shall be necessary for the Company to: (i) amend, repeal or modify

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any provision of, or add any provision to, the Company's Amended and Restated
Articles of Incorporation or Bylaws if such action would materially affect the powers, rights, preferences or the qualifications, limitations or restrictions provided for the benefit of, the Series A Preferred Stock; (ii) authorize, create, designate or establish any additional shares of any class or series of Series A Senior Stock or other security or instrument convertible into or exchangeable for any Series A Senior Stock, other than the Series B Preferred Stock; (iii) reclassify the shares of Common Stock into shares having any series preference or priority as to dividends or assets superior to the Series A Preferred Stock; (iv) or in any manner amend or modify the powers, rights, preferences, privileges or the qualifications, limitations or restrictions of the Series A Preferred Stock (other than the creation of the Series B Preferred Stock).

                  Registration Rights. When the HealthAxis proposes to register any shares of Common Stock from authorized but unissued common shares or treasury shares under the Securities Act (other than on a Form S-4 or Form S-8), the HealthAxis is required to give notice to the holders of Series A Preferred Stock and the holders of Common Stock acquired upon the conversion of Series A Preferred Stock of the proposed registration and to include their shares of Common Stock received upon the conversion of the Series A Preferred Stock ("Series A Conversion Shares") in such registration (a "Piggyback Registration"), subject to certain conditions including the right of the underwriter of such offering to limit the number of Series A Conversion Shares sold by the holders if the underwriter advised the Company and such holders in writing that the number of Series A Conversion Shares required to be included by such holders would interfere with the successful marketing of the shares offered. Such Piggyback Registration rights are subject to the priority rights granted to HPS , holders of the Series B Preferred Stock, certain warrant holders and the Series C Preferred Stock. Subject to rights granted to HPS, holders of the Series B Preferred Stock and certain warrant holders and holders of the Series C Preferred Stock, the holders of at least 60% of the then outstanding shares of Series A Preferred Stock may also require the Company to file one registration statement (a "demand registration") under the Securities Act with respect to the Common Stock acquired upon the conversion of the Series A Preferred Stock held by such holders desiring to participate, subject to certain conditions. Such demand may not be made earlier than: (i) November 13, 2001 or (ii) six months after the Company=s initial public offering. The Company is required to pay all registration expenses (as defined in the Registration Rights Agreement) other than any underwriting discounts and commissions for any underwriter or broker-dealer acting on behalf of the holders of the Series A Preferred Stock.

         Other. The Series A Preferred Stock is not subject to any sinking fund or other similar provisions. The holders of Series A Preferred Stock are not entitled to any preemptive rights.

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Series B Convertible Preferred Stock

         Dividends. Prior to March 30, 1999, holders of the Series B Preferred Stock will be entitled to cumulative dividends accruing from the date of issuance, as and if declared by the Board of Directors out of funds legally available therefor, at the annual rate of $.13 per share (subject to equitable adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and similar occurrences). Dividends on the Series B Preferred Stock will be computed on the basis of the actual number of days lapsed for any period less than a full year. If all accrued dividends on the Series B Preferred Stock have not been paid or set apart for payment: (i) no dividends or other distributions may be declared and paid or set apart for payment upon the Common Stock, Series A Preferred Stock or any other class of securities of the Company having a dividend or distribution preference junior to the Series B Preferred Stock (the "Series B Junior Stock"); and (ii) the Company shall not repurchase, redeem or otherwise acquire any shares of its Common Stock, Series A Preferred Stock or any series of Series B Junior Stock, other than the repurchase by the Company of Common Stock from any Company employee upon the cessation of the employee's employment with the Company. Holders of Series B Preferred Stock are not entitled to participate in any other dividends or other distributions (cash, stock or otherwise) declared or paid on or with respect to the Common Stock or any other class of stock of the Company.

         Following March 30, 1999, holders of the Series B Preferred Stock are entitled to receive such dividends as declared by the Board of Directors of HealthAxis in its discretion, out of funds legally available for that purpose, provided that, such dividend if payable in cash shall be at least equal to $0.13 per share unless dividends per share in excess of $0.13 per share are paid to any other holder of capital stock of HealthAxis in which event the dividend payable to each holder of the Series B Preferred Stock shall equal $0.13 per share plus an amount equal to such holder's pro rata portion of any dividend declared by the Board of Directors of HealthAxis and payable to all other holders of capital stock in excess of $0.13 per share. Dividends on each share of Series B Preferred Stock, if and when declared, shall accrue from the applicable date of declaration so that if at any time accrued dividends upon the Series B Preferred Stock shall not have been paid, the amount and deficiency in such dividends shall be fully paid (but without interest) with respect to dividends which have been declared on the shares of the Series B Preferred Stock or the Series B Junior Stock and a sum sufficient for the payment thereof shall have been set apart for such payment, before any dividend shall be declared or paid or any other distribution ordered or made shares of Common Stock or any Series B Junior Stock, and before any sum or sums shall be set aside for or applied to the purchase or redemption of any shares of Common Stock or the Series B Junior Stock, other than the repurchase by HealthAxis of shares of Common Stock from any employee thereof upon cessation of their employment, which shall under all circumstances be permitted notwithstanding the foregoing.

         Liquidation. In the event of any dissolution, liquidation or winding up of the affairs of the Company, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Series B Preferred Stock shall be entitled to receive, out of the assets of the Company legally available for distribution to its shareholders, the amount of approximately $4.40 in cash for each share of Series B Preferred Stock, plus an amount equal to all dividends accrued and unpaid on each such share up to the date fixed for distribution, before any distribution may be made to the holders of the Company's Common Stock, or any series of Series B Junior Stock, including the Series A and Series C Preferred Stock. If, after payment or provision for payment of the debts and other liabilities of the Company, the remaining net assets of the Company are not sufficient to pay the holders of the Series B Preferred Stock the full amounts of their preference, the holders of Series B Preferred Stock would share ratably in any distribution of assets. After payment or provision for payment of the debts and other liabilities of the Company and the full preference amount due to the holders of any Series A, Series B and Series C Preferred Stock, the holders of the Series B Preferred Stock, the Series C Preferred Stock, the Series A Preferred Stock and the Common Stock will be entitled to receive on a pro rata basis the remaining assets of the Company available for distribution to its shareholders. The relative value of a share of Series A, B and C Preferred Stock for this purpose shall be determined in an as converted basis.

         The consolidation or merger of the Company with any corporation (other than a transaction where holders of the Company's voting capital stock hold a majority of voting capital of the resulting entity), the sale of all or substantially all of the Company's assets, the acquisition by any person or entity of a majority of the voting capital stock of the Company, will be deemed a liquidation or winding up of the Company.

         Optional Redemption. Holders of the Series B Preferred Stock have the option, exercisable upon request of the holders of 51% of the outstanding shares of Series B Preferred Stock within six months after the later of the occurrence of a Trigger Event (as defined below) or notice of a Trigger Event, to cause the Company to redeem any or all of the shares of Series B Preferred Stock requested to be redeemed, at a redemption price per share equal to the original issuance price (subject to adjustment to reflect stock splits, stock dividends, stock contributions, recapitalizations and similar occurrences) plus an amount that would yield a total annualized return of 10% calculated daily and compounded annually from the later of either the original issuance date or the date on which the holder acquired the shares of Series B Preferred Stock through the date of redemption. Notice of the exercise of the optional redemption rights with respect to the Series B Preferred Stock must be given to the Company pursuant to the notice of optional redemption provision contained in the Certificate of Designation related to the Series B Preferred Stock.

         A "Trigger Event" means: (i) January 31, 2002, if by that date, the Company has not consummated an underwritten public offering of newly issued Common Stock pursuant to a registration statement filed under the Securities Act, at a net offering price per share of Common Stock that represents a pre-offering market capitalization of not less than $150.0 million and with aggregate proceeds of not less than $25.0 million, (ii) failure to renew by the Company or a material breach by any party other than America Online, Inc. ("AOL") or termination of the IM Agreement with AOL, (iii) the date of the occurrence of a liquidation of the Company (as defined above), (iv) March 31, 1999, if by that date, the Company has not consummated an equity financing yielding aggregate gross proceeds to the Company of not less than $7.0 million at a price per share of at least $3.74 (a "Qualified Financing"), or (v) May 31, 1999, if by that date, the Company has not consummated an equity financing yielding aggregate gross proceeds to the Company of not less than $3.5 million at a price per share of at least $3.74 (a "Second Qualified Financing").

         Optional Conversion. Shares of Series B Preferred Stock are convertible at any time, at the option of the holder, into the number of fully paid nonassessable shares of Common Stock equal to the quotient obtained by dividing:
(i) the original issuance price by; (ii) the Conversion Price (as defined below).

         The Conversion Price per share will initially be the original issuance price for the Series B Preferred Stock. The Conversion Price will be adjusted from time to time in the event: (i) the Company issues, from the original issuance date through the date of a Second Qualified Financing, any shares of Common Stock, except for Excluded Stock (as defined below), without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to that issuance; (ii) at any time after the Second Qualified Financing date, the Company issues any shares of Common Stock, except for Excluded Stock (as defined below), without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to that issuance; (iii) at any time after the original issuance date, the number of shares of Common Stock outstanding is changed by a stock dividend, stock split, combination or capital reorganization.

         Excluded Stock means Common Stock: (i) up to 2,900,000 issued to employees, directors and officers of and consultants to the Company pursuant to agreements approved by the Board of Directors; (ii) issued upon conversion of Series A Preferred Stock and Series B Preferred Stock; (iii) issued by the Company as a stock dividend or upon any subdivision, split-up or combination of shares of Common Stock; and (iv) issued in the Qualified Financing provided that the issuance price of the Common Stock is not less that 85% of the original issuance price.

         Whenever the Company adjusts the Conversion Price, the Company will mail a statement showing in detail the facts requiring the adjustment and the Conversion Price that will be in effect after the adjustment.

         Holders of the Series B Preferred Stock intending to exercise these conversion rights are required to give notice to the Company in accordance with the notice requirements set forth in the Certificate of Designation. No fractional shares will be issued upon conversion, but any fractions will be adjusted in cash in an amount equal to the product of the price of one share of Common Stock as determined in good faith by the board of Directors and the fractional interest.

         Mandatory Conversion. All of the outstanding shares of Series B Preferred Stock shall be converted into a number of shares of Common Stock at the Conversion Price (as defined herein) upon the earlier of: (i) the consummation of a underwritten public offering of the Common Stock of the

Company at a net offering price per share that represents a pre-offering market capitalization of not less than $200.0 million and aggregate proceeds (net of underwriting commissions and discounts) to the Company of not less than $25.0 million, or (ii) a Qualified Merger. See "Series A Preferred Stock -- Mandatory Conversion" for a description of a Qualified Merger.

         Voting Rights. In addition to the voting rights offered by the applicable law, holders of the Series B Preferred Stock are entitled to vote on all matters as to which holders of Common Stock are entitled to vote. The holders of each share of Series B Preferred Stock entitles the holder to the number of votes equal to the nearest whole number of shares of Common Stock into which the holder's Series B Preferred Stock is convertible under the holder's optional conversion rights. Except as set forth below, the holders of Series B Preferred Stock shall vote together with the holders of Common Stock and the Series A and Series C Preferred Stock as one class.

         The affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of the Series B Preferred Stock, voting as a single class, shall be necessary for the Company to: (a) authorize, create, designate or establish any class or series of capital stock or other security or other instrument convertible into or exchangeable for any security ranking senior or on parity with the Series B Preferred Stock or reclassify any shares of Common Stock into shares having any preference or priority as to dividends or assets superior to any such preference or priority of the Series B Preferred Stock; (b) in any other manner amend or modify the powers, privileges, preferences, or rights or qualifications, limitations or restrictions of the Series B Preferred Stock as to materially adversely affect the holders of the Series B Preferred Stock; (c) amend the Amended and Restated Articles of Incorporation or Bylaws of the Company so as to materially adversely affect the powers, preferences or rights or qualifications, limitations or restrictions, of the shares of Series B Preferred Stock; (d) consummate any consolidation or merger of the Company (other than any merger or consolidation resulting in the holders of the capital stock of the Company entitled to vote in the election of directors holding a majority of the capital stock of the surviving entity that is entitled to vote in the election of directors), or any person or entity becoming the holder of a majority of the capital stock of the Company entitled to vote for the election of directors or any sale or disposition by the Company of all or substantially all of its assets; (e) increase or decrease the total number of authorized shares of Series B Preferred Stock; (f) directly or indirectly pay or declare any dividend or make any distribution upon, or redeem or repurchase or otherwise acquire, any shares of capital stock or other securities of the Company (other than the repurchase of Common Stock from employees upon termination or employment); (g) consummate any transaction whereby the Company shall obtain control, directly or indirectly, of an insurance corporation; and (h) effect any change in or enter into any business other than the business conducted by the Company on the original issuance date.

         Registration Rights. In connection with AOL's purchase of the Series B Preferred Stock, the Company and AOL entered into a Registration Rights Agreement (the "AOL Registration Agreement"). The AOL Registration Agreement sets forth the rights of AOL or any successor, assignee or transferee (the "Investor") in connection with the public offering of Common Stock acquired in connection with the conversion of Series B Preferred Stock or other shares of Common Stock acquired through the exercise of warrants granted to AOL.

         At any time following the earlier of: (i) six months after the Company=s initial public offering, or (ii) November 13, 2001, the Company is required to use its best efforts to effect up to two registrations under the Securities Act of Common Stock held by Investor or issuable to Investor upon exercise or exchange of any securities, including Series B Preferred Stock ("Registrable Shares") upon receipt of written notice from the Investor. The Company shall not be obligated to use its best efforts to effect the registration of Registrable Shares during any period in which any other registration statement (other than on Form S-4 or S-8) pursuant to which authorized but unissued Common Stock or treasury shares ("Primary Shares") is to be sold has been filed or declared effective within the prior 90 days. Additionally, the Company may delay the filing or effectiveness of any registration statement related to the Registrable Shares for a period of 90 days after the date of the Investor's demand if: (i) the Company has plans to engage within 60 days in a firm commitment underwritten public offering of Primary Shares and the Investor would be afforded piggyback registration rights (as described below) in connection with such offering; or (ii) the Company gives the Investor a certificate stating that in the good faith judgement of the Board of Directors, it would be seriously detrimental to the Company for the registration statement to be filed and the Company has not exercised this right more than once in any 12 month period. If the managing underwriter advises the Company that the inclusion of all of the shares proposed to be included would interfere with the successful marketing of the Primary Shares, then the shares included in the registration will be as follows: (i) first, Registrable Shares held by the Investor; (ii) second, Primary Shares; and (iii) third, Common Stock which does not constitute Primary Shares or Registrable Shares ("Other Stock").

         If the Company intends to register Primary Shares, other than Registrable Shares, under the Securities Act, it will promptly give written notice to such effect to the Investor. Upon the Company=s receipt of written notice from the Investor which must be received by the Company within 30 days after delivery of the Company=s notice to the Investor, the Company will use its best efforts to include those Registrable Shares in such registration. If the managing underwriter advises the Company that inclusions of all of the shares proposed to be included would interfere with the successful marketing of the Primary Shares, then the shares included in the registration will be as follows:
(i) first, Primary Shares; (ii) second, Registrable Shares held by the Investor; and (iii) third, Other Shares.

         Other. The Series B Preferred Stock is not subject to any sinking fund or other similar provisions. The holders of Series B Preferred Stock are entitled to certain preemptive rights which are described in the Stock Purchase Agreement related to the Series B Preferred Stock. See also "Changes in Web Alliances -- America Online, Inc."

Changes in Web Alliances

         America Online, Inc. See Note AA of the Notes to Consolidated Financial Statements of Provident, included in Provident's Form 10-K for the year ended December 31, 1998 filed with the Securities and Exchange Commission on March 31, 1999 (the "Form 10-K"), for information regarding changes in HealthAxis' amended interactive marketing agreement with AOL. See "Carrier Partner Alliances" for information regarding the Stockholders' Agreement between AOL, the Company and certain other stockholders.

         The Stock Purchase Agreement, dated November 13, 1998, related to AOL's purchase of the Series B Preferred Stock (the "Stock Purchase Agreement") provides that the Company may not issue, sell, exchange or agree to issue, sell or exchange or reserve or set aside for issuance any Common Stock, any other equity security of the Company, or any convertible debt security or debt security with equity features or any option, warrant or right to subscribe for, or purchase any equity or debt security of the Company unless the Company offers to sell AOL its proportionate interest (as defined in the Stock Purchase Agreement) of such securities at a price and terms specified by the Company, which offer is required to remain open for 30 days. This first right of purchase provided to AOL does not apply to the issuance of the 2.9 million shares of Common Stock reserved for issuance under the Company's Stock Option Plan, Common Stock issued upon the conversion of the Series A Preferred Stock; Common Stock issued pursuant to a stock dividend or stock split, combination or subdivision; securities issued in an acquisition of another corporation by merger or purchase of substantially all of the assets of such corporation whereby the Company owns not less than 51% of the voting power of such other corporation. These above-described rights granted to AOL do not apply to and terminate upon an underwritten public offering with a pre-offering market capitalization of $150.0 million which results in aggregate net cash proceeds of not less than $25.0 million.

         The Company and Provident also agreed that provided AOL owned or possessed the right to acquire at least 1% of the Company's outstanding Common Stock, the Company would not, directly or indirectly, without the prior written consent of AOL:

         1. sell, transfer, lease or dispose of substantially all of the Company's property assets, licenses or material intellectual property or rights;

         2. merge or consolidate the Company into or permit any subsidiary of the Company to merge with any other corporation or entity;

         3. liquidate or partially liquidate the Company or any similar transaction;

         4. take any action to cause any amendment, alteration or repeal of any provision of the Certificate of Incorporation or Bylaws;

         5. declare or pay any dividends or make any distribution of cash or property or both to holders of capital stock or other securities of the Company, or repurchase or redeem such securities, except as set forth in the Certificate of Designations of the Series B Preferred Stock;

         6. enter into a related party transaction, other than with Provident or affiliates of Provident, except on terms no less favorable to the Company than could have been obtained in an arms length negotiation with a third party;

         7. waive, modify or amend any agreement with Provident or any Provident affiliate;

         8. enter into or become subject to any agreement which restricts the Company from engaging or otherwise competing in any aspect of its business anywhere in the world or otherwise limits the business in which the Company may engage or compete; or

         9. take any action or enter into any transaction outside the ordinary course of business or effect by material change in the conduct or operation of its business.

         In addition, the Stock Purchase Agreement provides that provided AOL owns or has the right to acquire more than 1% of the outstanding Common Stock of the Company, neither the Company or Provident, nor shall Provident permit the Company or any of its other subsidiaries, without the prior written consent of AOL, to take any action or enter into any transaction which under the circumstances under which it was entered into, could reasonably be foreseen to prejudice the interest of the Company in favor of Provident or any Provident subsidiary. Notwithstanding the foregoing, the prior consent of AOL shall not be required to engage in an equity offering generating proceeds of at least $10.5 million at a price per share of at least $3.74 (as adjusted for stock splits, dividends recapitalizations and like occurrences) as described in the Certificate of Designation related to the Series B Preferred Stock.

         The Stock Purchase Agreement also provides that AOL may assign its rights under such agreement to: (i) any partner or affiliate of AOL, or (ii) any person or entity acquiring at least 50,000 shares of the Series B Preferred Stock, the Common Stock underlying the Series B Preferred Stock or a combination thereof. As a condition to the transfer of rights granted pursuant to the Stock Purchase Agreement, subsequent transferees of AOL may not assign their rights under the Stock Purchase Agreement and each transferee must provide notice of the transfer to the Company and agree to be bound by the Stockholders' Agreement entered into between the Company and the named stockholders.

         CNet, Inc. On April 14, 1999, the Company and CNet, Inc. ("CNet") amended the Promotion Agreement dated June 14, 1998, as amended on November 13, 1998 (the "Amended Agreement") to, among other things, revise the current payment schedule and to add Snap! LLC ("Snap") as a party to the agreement, as CNet and Snap are now separate entities. The Amended Agreement extends the termination date of the initial term of the agreement to August 31, 2000; allocates the total number of monthly impressions between Snap and CNet; provides CNet and Snap with the ability to immediately terminate the Amended Agreement for nonpayment of fees due or to charge interest on all unpaid amounts at a rate of 1-1/2% per month; revises the exclusivity provisions of the Amended Agreement; and revises the payment schedule applicable to the optional term. The Amended Agreement also provides for the permanent placement of a Company banner on the Snap Health Insurance Center to be created within the Business and Money Channel on the Snap website and provides that HealthAxis and Snap shall work together to develop a co-branded site.

Carrier Partner Alliances

         In March 1999, HealthAxis amended its January 1999 Carrier Partner Agreement with the MEGA Life & Health Insurance Company and Midwest National Life Insurance Company of Tennessee, subsidiaries of UICI, to offer health insurance products on the HealthAxis' website with claims processing to be performed by Insurdata Incorporated, a subsidiary of UICI. It is currently estimated that HealthAxis will commence offering UICI's insurance products on its website by late 1999. HealthAxis and Provident also granted UICI rights similar to the rights granted to AOL in the Stockholders Agreement, subject to the priority rights to AOL until HealthAxis completes a Qualified Public Offering or a Qualified Merger as defined in the Certificate of Designation related to the Series C Preferred Stock. HealthAxis also agreed to provide UICI with a one-time right to nominate one nominee for election as a director, which is in addition to the nomination rights granted to the holders of the Series C Preferred Stock. UICI purchased $5.0 million of the Series C Preferred Stock of HealthAxis.

         In connection with its amended Carrier Partner agreement with UICI, HealthAxis agreed to issue UICI a warrant to purchase 150,000 shares of its Common Stock at an exercise price of $4.40 per share subject to increase by 25,000 shares on each of April 30, 1999 and May 15, 1999 HealthAxis does not complete the sale of $15.0 million of Series C Preferred Stock. Such warrant has a term of 5 years and contains an acceleration clause which requires UICI to exercise the warrant within 90 days of the date that HealthAxis' Common Stock trades above $28.80 per share for a period of 90 consecutive trading days as calculated based upon the average daily closing price of HealthAxis' Common Stock for any consecutive 90 day trading period. In the event, AOL exercises its redemption rights set forth in the Certificate of Designation related to the Series B Preferred Stock, UICI shall receive a warrant to purchase an additional 200,000 shares of HealthAxis' Series C Preferred Stock at an exercise price of $3.00 per share.

         The Stockholders' Agreement dated, November 13, 1998 (the "Stockholders' Agreement") between HealthAxis, AOL, HPS, Provident, PILIC and Messrs. Ashker and Clemens provides that in the event a Selling Group Stockholder, which includes all parties to the Stockholders' Agreement other than AOL and HealthAxis, intends to sell or transfer any shares of capital stock of HealthAxis, such Selling Group Stockholder shall give notice to AOL of the name and terms offered by the proposed purchaser and provide AOL with the right to purchase such shares at the same price offered by the proposed purchaser for a period of 30 days. If AOL does not elect to purchase such shares within 30 days, the Selling Group Stockholder may sell such shares to the proposed purchaser within 90 days on the same terms, including price, contained in the notice to AOL. If the sale is not effective within 90 days, additional notice to AOL is required. A purchaser of the shares held by any Selling Group Stockholder must agree to be bound by the terms of the Stockholders' Agreement as a condition to the transfer. If any Selling Group Stockholder receives any bona fide offer from a third party to purchase any shares of stock covered by the Stockholders' Agreement, such stockholder shall provide notice of such offer to AOL and shall not sell any stock of HealthAxis unless the terms of the offer are extended to AOL.

         If Provident or any affiliate of Provident that holds shares of HealthAxis ("Provident Group Holder") intends to engage in a "Change of Control Transaction," such entity must provide AOL with 30 days prior written notice of such transaction and may not consummate such transaction unless the acquiror agrees to acquire all of the stock owned by AOL under the terms and procedures set forth in the Stockholders' Agreement. For purposes of the Stockholders' Agreement, the term "Change in Control Transaction" means: (a) the reorganization, merger or consolidation or other disposition of all or substantially all of the assets of Provident or a Provident Group Holder; (b) the acquisition of beneficial ownership of more than 50% of (i) the then outstanding shares of Provident or any Provident Group Holder, or (ii) the combined voting power of the then outstanding voting securities entitled to vote in the election of directors of Provident or the Provident Group Holder, provided that a transaction involving any affiliate of Provident shall not be considered a change in control if the affiliate does not, directly or indirectly, own any stock of HealthAxis.

         The Stockholders' Agreement terminates upon: (i) an underwritten public offering by HealthAxis which generates net cash proceeds of $25.0 million and has a pre-offering market capitalization of not less than $150.0 million; or
(ii) with respect to a particular party to such agreement, upon the transfer of all of the stock owned by such stockholder.

         Provident Registration Rights Agreement

         The Company and Provident entered into the Provident Rights Agreement, pursuant to which Provident can require the Company to register, at the Company's expense, 50% of the Common Stock held by Provident in connection with the Company's initial public offering and the balance of such shares one year thereafter, subject to the registration rights granted to HPS and the holders of the Series A, B and Series C Preferred Stock. The Company also granted Provident piggyback registration rights similar to those granted to PILIC (See "Series B Preferred Stock") which provide that when the Company proposes to register any shares of Common Stock from authorized but unissued common shares or treasury shares under the Securities Act (other than on a Form S-4 or Form S-8), the Company is required to give notice to Provident of the proposed registration and its rights to include its shares of Common Stock in such registration (a "Piggyback Registration"), subject to certain conditions including the right of the underwriter of such offering to limit the number of shares sold by Provident or other holders if the underwriter advised the Company and such holders in writing that the number of Common Stock required to be included by such holders would interfere with the successful marketing of the shares offered. Such Piggyback Registration rights are subject to the priority rights granted to AOL, HPS, holders of the Series B Preferred Stock, certain warrant holders, PILIC and the Series C Preferred Stock.

         Provident Option to Purchase HealthAxis Shares Held by PILIC.

         On March 24, 1999, Provident Indemnity Life Insurance Company ("PILIC"), a subsidiary of Provident and holder of all of the Series A Preferred Stock of the Company, granted Provident the option to purchase all of the Company's Series A Preferred Stock owned by it at a purchase price of $4.71 per share plus 8% interest calculated quarterly and compounded annually from March 24, 1999 to the date of purchase. The option expires on December 17, 2003.

Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements of business acquired.

                  Not applicable.

         (b)      Proforma Financial Information.

                  Not applicable.

         (c)      Exhibits.

                  The following exhibits are filed herewith:


S-K Item
Number            Description
--------          -----------

10.1 Second Amendment to the Amended and Restated Interactive Marketing Agreement between HealthAxis.com, Inc. and America Online, Inc. (To be filed by amendment.)

10.2 Second Amendment to the Promotion Agreement between HealthAxis and CNet. (To be filed by amendment.)

10.3              Stockholders Agreement dated November 13, 1998.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         PROVIDENT AMERICAN CORPORATION


Date:  April 28, 1999                  By: /s/ Alvin H. Clemens
       --------------------------          -------------------------------------
                                           Alvin H. Clemens
                                           Chairman of the Board and
                                           Chief Executive Officer




Date:  April 28, 1999                  By: /s/ Francis L. Gillan III
       --------------------------          -------------------------------------
                                           Francis L. Gillan III
                                           Chief Financial Officer and Treasurer

                                  EXHIBIT INDEX



S-K Item
Number            Description
--------          -----------
10.1              Second Amendment to the Amended and Restated Interactive
                  Marketing Agreement between HealthAxis.com, Inc. and America
                  Online, Inc. (To be filed by amendment.)

10.2 Second Amendment to the Promotion Agreement between HealthAxis and CNet. (To be filed by amendment.)

10.3              Stockholders Agreement dated November 13, 1998.